As filed with the Securities and Exchange Commission on November 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KURA SUSHI USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3808434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17461 Derian Avenue, Suite 200

Irvine, California 92614

(657) 333-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Uttz

Chief Financial Officer

Kura Sushi USA, Inc.

17461 Derian Avenue, Suite 200

Irvine, California 92614

(657) 333-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Hiroki Suyama, Esq.

Aaron A. Seamon, Esq.

Squire Patton Boggs (US) LLP

555 South Flower Street, 31F

Los Angeles, California 90071

(213) 624-2500

Approximate date of commencement of proposed sale to the public: As soon as practical after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-269040

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange

Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), Kura Sushi USA, Inc. (the “Registrant”) is filing this Registration Statement (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3, as amended (File No. 333-269040) (the “Initial Registration Statement”), which the Registrant originally filed with the Commission on December 28, 2022, and which the Commission declared effective on January 6, 2023.

The Registrant is filing this Registration Statement pursuant to Rule 462(b) of the Securities Act solely to register an additional indeterminate amount of shares of the Registrant’s Class A common stock, par value $0.001 per share, having a maximum aggregate offering price of $11,338,000, which amount does not exceed 20% of the maximum aggregate offering price of unsold securities remaining available for offer and sale by the Registrant under the Initial Registration Statement.

Pursuant to Instruction IV.A to Form S-3, the Company hereby incorporates by reference into this Registration Statement the contents of the Initial Registration Statement, as amended, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The Initial Registration Statement continues and remains effective as to those securities registered thereunder. The required opinions and consents are listed on the exhibit index hereto and filed herewith.

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-3

Exhibit No.	Description

5.1	Opinion of Squire Patton Boggs (US) LLP

23.1	Consent of KPMG LLP

23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 12, 2024.

KURA SUSHI USA, INC.

By:	/s/ Jeffrey Uttz
Jeffrey Uttz
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hajime Uba Hajime Uba	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2024

/s/ Jeffrey Uttz Jeffrey Uttz	Chief Financial Officer (Principal Financial Officer)	November 12, 2024

/s/ Brent Takao Brent Takao	Chief Accounting Officer and Secretary (Principal Accounting Officer)	November 12, 2024

/s/ Shintaro Asako Shintaro Asako	Director	November 12, 2024

/s/ Treasa Bowers Treasa Bowers	Director	November 12, 2024

/s/ Kim Ellis Kim Ellis	Director	November 12, 2024

/s/ Seitaro Ishii Seitaro Ishii	Director	November 12, 2024

/s/ Carin L. Stutz Carin L. Stutz	Director	November 12, 2024